Exhibit 10.04

FORM OF DEBT CANCELLATION AGREEMENT

Debt Cancellation Agreement

Hallmark Venture Group, Inc.

5112 West Taft Road, Suite M,

Liverpool, NY 13088

Telephone: 877-646-4833

Email:

Re: Debt Cancellation Agreement (this “Letter”).

Reference is made to that certain 10% Convertible Promissory Note Issued by the Company on ________ (the “NOTE”) by and among Hallmark Venture Group, Inc., a Florida corporation, whose principal executive offices are located at 5112 West Taft Road, Suite M, Liverpool, NY 13088 (the “Company”), and _____________ (the “Creditor”). As of the date last written below, the remaining NOTE balance is _________ (“Remaining Note Balance”).

The undersigned Creditor and the Company hereby agree as follows:

1.	As of the date last written below, the Creditor shall consider the NOTE paid in full and forego payment of the Remaining Note Balance.

2.	No payments pursuant to the NOTE shall be due by Company to Creditor.

3.	If the Company fails to deliver the “Stock Consideration” as defined by the Change of Control Agreement, this Agreement shall be deemed NULL & VOID.

4.	Release. The undersigned, jointly and severally, for themselves and each of their present and former, direct and/or indirect, parents, subsidiaries, Affilates, attorneys, agents, representatives, employees, consultants, brokers, officers, directors, equity and/or debt holders, managers, members, successors, predecessors, heirs and assigns (collectively the “Releasors”), hereby expressly and irrevocably release, waive and forever discharge and hold harmless each of the Company, the Creditor, each of the undersigned and each of all of their respective present and former, direct and/or indirect, parents, subsidiaries, affiliates, attorneys, agents, representatives, employees, consultants, brokers, officers, directors, equity and/or debt holders, managers, members, successors, predecessors, and assigns (collectively, the “Released Parties”) from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity, which any of the Holder Releasors ever had, now have, or hereafter can, shall, or may have against any of the Holder Released Parties from the beginning of time through and including the date hereof, respecting the matters covered hereby or in any way related to the NOTE assuming the closing of this Agreement.

5.	Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of __________________ without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in __________________ County, __________________. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in __________________ County and the State of __________________ and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in __________________. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

6.	Counterparts. This Letter may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, signature.

[ACKNOWLEDGMENT SIGNATURE PAGES TO FOLLOW]

[ACKNOWLEDGMENT SIGNATURE PAGE TO

DEBT CANCELLATION AGREEMENT/ PAY-OFF LETTER]

Agreed and Acknowledged:

COMPANY:	Creditor:

Hallmark Venture Group, Inc.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date: